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                                                                    Exhibit 23.1
                                                                    ------------



                        CONSENT OF ARTHUR ANDERSEN LLP



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) and related Prospectus of Barrett Resources Corporation for the registration of 50,000 shares of its common stock of our report dated March 1, 1996 included in Barrett Resources Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Denver, Colorado
  November 15, 1996